(Letterhead)
                                      John F. Labmeier
                                      Second Vice President
                                      Associate General Counsel
                                      and Assistant Secretary
                                      (513) 595-2470
                                      (513) 595-2918 Fax

                                      The Union Central
                                      Life Insurance Company
                                      1876 Waycross Road
                                      Cincinnati, Ohio 45249
Insurance and Investments
(end letterhead)



February 25, 1997


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:   Rule 24f-2 Notice for the Carillon Life Account of
       The Union Central Life Insurance Company
        (Registration No. 033-94858)

Dear SEC:

It is my opinion that the securities issued in accordance with the captioned filing and which this Notice makes definite in number were legally issued and non-assessable. They were not fully paid, however, since the variable universal life insurance policies issued in connection with the Carillon Life Account contemplate the payment of additional premiums.


Very truly yours,

/s/ John F. Labmeier

John F. Labmeier